SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MacDermid, Incorporated

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MACDERMID Incorporated
245 Freight Street
Waterbury, CT. 06702-0671

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2006

The Annual Meeting of Shareholders of MacDermid, Incorporated (“MacDermid”) will be held at MacDermid’s offices located at 245 Freight Street, Waterbury, CT. 06702 on Tuesday, May 2, 2006 at 3:00 P.M. EDT, for the following purposes:

1.  To elect six (6) directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. To approve and adopt the MacDermid, Incorporated Stock Option Plan dated February 17, 2006;

3.  To approve amendments to the MacDermid, Incorporated 1995 Equity Incentive Plan; and

4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 27, 2006 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the annual meeting, please promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting.

Your proxy vote is very important. Prompt return of your proxy will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.

By Order of the Board of Directors

Waterbury, Connecticut
March 15, 2006

(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly, PRIOR to the meeting, in the envelope provided.

MACDERMID
Incorporated
245 Freight Street
Waterbury, Connecticut 06702-0671

PROXY STATEMENT

GENERAL

 The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated (“MacDermid” or the “Company”) for use at the Annual Meeting of Shareholders of MacDermid and at any and all adjournments thereof (the “Meeting”) to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT. 06702 on Tuesday, May 2, 2006 at 3:00 P.M., EDT.

Each holder of MacDermid’s common stock (the “Common Stock”) is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a “Proxy”) retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted (1) for the election of the nominees for directors named below, (2) for approval and adoption of the MacDermid, Incorporated Stock Option Plan dated February 17, 2006, (3) for approval of the amendments to the MacDermid, Incorporated 1995 Equity Incentive Plan, and (4) by the persons granted the Proxies in their discretion on any other business properly to come before the Meeting.

MacDermid has retained D.F. King & Co., Inc. of New York, New York (“King”) to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King’s services is approximately $4,500, plus reimbursement of expenses. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally, electronically or by telephone. Votes will be counted by employees of The Bank of New York, the Company’s transfer agent. MacDermid currently anticipates that John L. Cordani, the Corporate Secretary of MacDermid, will be an Inspector of Election who will certify the votes at the Meeting.

Only holders of Common Stock of record at the close of business on February 27, 2006 are entitled to notice of and to vote at the Meeting. On that date there were 30,668,391 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. Directions to withhold authority and abstentions will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes are not counted for such purpose.

Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder’s other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is March 15, 2006. MacDermid’s Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2005, accompanies these proxy materials to each shareholder. MacDermid’s principal executive offices are located at 1401 Blake Street, Denver, Colorado 80202.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
Please complete, sign and return your proxy card in the enclosed envelope

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors, pursuant to the By-Laws, as amended, has fixed at six (6) the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for Director listed below, unless otherwise indicated. Each Director of MacDermid shall serve until the next annual meeting or until his successor has been elected and qualified. All nominees are currently Directors of MacDermid.

  Management has no reason to believe that any nominee named below will be unable or unwilling to serve as a Director. If at the time of the Meeting a nominee should be unable to serve, or for good cause will not serve, it is the intention of the persons granted the Proxies to vote in their discretion for such other person as may be designated as a nominee by the Board of Directors of MacDermid.

The following information has been provided by each Director nominee.

--NOMINEES FOR DIRECTOR --

DANIEL H. LEEVER - Mr. Leever joined MacDermid in 1982. In 1989, he was appointed Senior Vice President and Chief Operating Officer. The following year, he was appointed President and Chief Executive Officer. In 1998, Mr. Leever was appointed Chairman of the Board and currently serves as Chairman and Chief Executive Officer. Mr. Leever attended undergraduate school at Kansas State University and the graduate school at the University of New Haven School of Business.

Principal occupation - Chairman of the Board and Chief Executive Officer of MacDermid
Director since 1989
2,408,812 shares - 7.9% (1)
Age: 57

DONALD G. OGILVIE - Mr. Ogilvie is currently an Executive in residence and a lecturer at Yale University. In 2005, Mr. Ogilvie retired from the positions he held at the American Bankers Association. Mr. Ogilvie had previously been President and Chief Executive Officer of the American Bankers Association since 2002, and prior to that he served as Executive Vice President since 1985. From 1980 to 1985 he was a Vice President of Celanese Corporation and from 1977 to 1980 Associate Dean of Yale University’s School of Organization and Management. Earlier, he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director of National Security and International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale University and an M.B.A. from Stanford University’s School of Business. Mr. Ogilvie is a director of TransUnion Corporation

Principal occupation - Retired.
Director since 1986
62,446 shares - *(2) (3)
Chairman of the Audit Committee and member of the Compensation and Corporate Governance Committees.
Age: 62

JAMES C. SMITH - Mr. Smith is Chairman of the Board (since 1995) and Chief Executive Officer (since 1987) of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut. From 1987 until April 2000, Mr. Smith also served as President of Webster Financial Corporation and Webster Bank. Mr. Smith is active in a number of organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Principal occupation - Chairman of the Board and Chief Executive Officer of
Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut.
Director since 1994
72,070 shares - * (2) (3)
Member of the Audit, Compensation and Corporate Governance Committees.
Age: 57

JOSEPH M. SILVESTRI - Mr. Silvestri is a managing partner of Citigroup Venture Capital Ltd where he has been employed since 1990. He is a member of the boards of directors and compensation committees of Southern Graphic Systems, a provider of graphic arts products and services, and Worldspan, a global distribution system for the travel industry. Mr. Silvestri has a BS degree from Pennsylvania State University and an MBA degree from Columbia Business School.

Principal occupation - Managing Partner, Citigroup Venture Capital Ltd.
Director since 1999
215,739 shares - * (2) (3)
Member of the Compensation Committee.
Age:  44

T. QUINN SPITZER, JR.- Mr. Spitzer is a partner in McHugh Consulting, a management consulting firm specializing in business strategy and complexity management. Mr. Spitzer has been an independent consultant since 1973. In 1978 he joined the consulting firm of Kepner-Tregoe, Inc. of Princeton, N.J. In 1990, he was appointed President and Chief Executive Officer of Kepner-Tregoe, and in 1996 he also became Chairman of the Board of Kepner-Tregoe. In 1999 he established McHugh Consulting. Mr. Spitzer received his undergraduate education from the University of Virginia and his graduate education from the University of Georgia.

Principal Occupation - Partner, McHugh Consulting
Director since 2000
53,250 shares - *(2) (3)
Chairman of the Compensation and Corporate Governance Committees,
as well as Lead Non-Management Director and member of the Audit Committee
Age: 56

ROBERT L. ECKLIN - In 2005, Mr. Ecklin retired from the positions he held at Corning, Incorporated. Mr. Ecklin was previously Executive Vice President Environmental Technologies and Strategic Growth for Corning Incorporated. He had held this position since January 2001 and had been ExecutiveVice President for Corning since January, 1999. He joined Corning in 1961 in the Engineering Division and had held a number of manufacturing and operations positions at Corning. He was formerly plant manager of two Corning facilities and was named Vice President in 1982. In 1990, Mr. Ecklin was appointed Senior Vice President and General Manager, Industrial Products. Mr. Ecklin serves on several boards including Pittsburgh Corning, Inc., and Pittsburgh Corning Europe, Inc., as well as several service organizations, including the State University of New York, Research Board. Mr. Ecklin holds a bachelor’s degree in architectural engineering and has completed the Executive Management Program at Dartmouth University.

Principal occupation - Partner, Silverspring Ventures, LLC.
Director since 2001
52,154 shares - *(2) (3)
Member of the Audit, Compensation and Corporate Governance Committees.
Age: 67

* Indicates less than 1% of the outstanding shares of Common Stock.

Notes to Election of Directors

(1)  Includes 152,972 shares held by MacDermid’s Profit Sharing and Employee Stock Ownership Plans (reported as of December 31, 2005), 12,065 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan and 500,000 shares which may be acquired upon exercise of options granted under the MacDermid Incorporated Stock Option Plan dated July 6, 1998 and 850,000 shares which may be acquired upon the exercise of options granted under the 2001 Key Executive Performance Equity Plan. Includes 7,925 shares held in trust by Mr. Leever for his son and 5,103 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial ownership. Also includes 143,068 shares held by a certain trust established by Mr. Harold Leever, for which Mr. Daniel Leever is co-trustee. Also includes 61,029 options granted under the Stock Option Plan dated February 17, 2006 and 22,973 restricted shares granted under the 1995 Equity Incentive Plan both of which were granted on February 17, 2006 subject to shareholder approval of the Stock Option Plan dated February 17, 2006.

(2)  Except as otherwise indicated, owner has sole voting and investment power.

(3) Includes director’s premium options granted under the MacDermid, Incorporated Stock Option Plan to purchase 2,295; 2,295; 3,501; 1,527 and 0 shares for Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin, respectively and options granted under the 2001 Key Executive Performance Equity Plan to purchase 41,558; 41,558; 52,703; 38,655; and 41,558 shares for Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin, respectively. Also includes 1,790; 998; 4,083; 2,268; and 553 shares of unvested restricted stock issued under the Equity Incentive Plan to Messrs. Ogilvie, Smith, Spitzer, Ecklin and Silvestri, respectively. All remaining shareholdings noted constitute personal or beneficial holdings on behalf of the applicable nominee. Also includes 2,461; 1,969; 1,969; 2,626; and 1,969 shares of restricted Stock which were granted under the 1995 Equity Incentive Plan on February 17, 2006 to Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin respectively. Further includes 4,359 options granted to each of Messrs. Ogilvie, Smith, Silvestri, Spitzer and Ecklin on February 17, 2006 under the Stock Option Plan dated February 17, 2006 subject to shareholder approval thereof.

Vote Required

Each nominee for director shall be elected by a majority of the votes cast at the Meeting provided a quorum is present. Directions to withhold authority and abstentions will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes are not counted for such purpose.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended December 31, 2005.

EXECUTIVE COMPENSATION
COMPENSATION PHILOSOPHY

The Compensation Committee is primarily responsible for MacDermid’s overall executive compensation policy of compensating MacDermid’s officers competitively with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future performance through cash incentive payments and equity incentives. In the fiscal year ended December 31, 2005, MacDermid’s executive compensation generally had three basic components: annual base salary, short-term cash incentive bonus and equity incentives (long term compensation).

In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers, in order of emphasis, the following factors: (i) MacDermid’s performance, or in certain cases group performance, relative to Committee expectations, (ii) the performance and achievements of MacDermid’s executives, individually, and collectively, (iii) the responsibilities of each executive, (iv) the compensation practices of peer companies, and (v) the level of cash compensation and equity incentives required to attract and hold qualified executives. The Committee uses the services of an independent compensation consultant in determining market rates for particular positions and/or grade levels.

The Committee uses a comparative group of specialty chemical companies (the “Comparator Group”) to serve as a factor for determining the appropriate cash and equity incentive components of the program. The companies in the Comparator Group are selected based upon their similarity to MacDermid, relative complexity, and scope. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year but the Comparator Group is generally the same as or similar to the Standard & Poors Specialty Chemical Index used in MacDermid’s Performance Equity Plan. The Comparator Group is different from the specialty chemical index used in the comparative stock performance graph.

Before considering the compensation factors discussed above, the Committee targets annual base compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate or unit performance, at median market compensation levels for good performance, and above median market compensation levels for excellent performance.

Base Salary and Annual Bonus Compensation

Executives, other than the Chief Executive Officer and the President (as of March 1, 2005), received base salaries and were eligible to receive performance based bonuses. Base salaries were set by the Committee in accordance with the above noted considerations. Primarily base salaries were determined by considering the executive’s qualifications and responsibilities as well as the market based compensation practices of peer companies. Executives were also eligible to receive performance bonuses based primarily upon their individual and collective performance as well as the performance of the business units each primarily affects, in comparison to goals which have been pre-established by the Committee early in the fiscal year. The financial goals established by the Committee in determining performance bonuses use the operating profit and owner earnings of the business units most affected by each executive. Thus for this fiscal year the goals established by the Committee have encouraged executives to maximize the operating profit and owner earnings generated by the business units applicable to each executive. Bonuses were paid to the executives based upon the meeting of these pre-established financial goals. Performance bonuses ranged from 0% to 9% of base salary as a function of applicable financial performance in relation to the pre-established financial goals.

The Compensation Committee has determined that it is appropriate for the President to be paid in accordance with a plan which is similar to, but not the same as, the Executive Compensation Plan. Under this new plan, which took effect in March of 2005, the President has not received a salary. Instead, the President has been paid performance based compensation tied directly, through a predetermined formula, to the operating profit and operating profit growth of the Company.

Long Term Equity Compensation

During the fiscal year ended December 31, 2005, MacDermid’s executives were eligible to receive equity incentives (Stock Options or Restricted Stock Awards) under the MacDermid Special Stock Purchase Plan (the “Special Stock Purchase Plan”), the MacDermid, Incorporated 1995 Equity Incentive Plan (the “Equity Incentive Plan”), the MacDermid Stock Option Plan dated July 6, 1998 (the “Stock Option Plan”), and the 2001 Key Executive Performance Equity Plan (the “Performance Equity Plan”)(the Special Stock Purchase Plan, Equity Incentive Plan, Stock Option Plan, and the Performance Equity Plan, are collectively referred to as the “Plans”).

The Committee administers the Plans, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plans is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid’s executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted. The Compensation Committee has a stated policy of not re-pricing options after issuance.

“Stock Option Plan” - No Options Awarded Fiscal Year 2005.
Stock options awarded under the Stock Option Plan are in the form of options to purchase a specified number of shares of MacDermid common stock at an exercise price which is set at a premium over the market price on the date of grant. The actual premium is set by the Compensation Committee. The period for exercising an option will begin four years after the date of grant and will end ten years after the date of grant. Vesting requirements, if any, are established by the Committee. Unless determined otherwise by the Compensation Committee, the exercise period will automatically terminate ninety (90) days after the grantee ceases to be employed by the Company on a full time basis, for any reason. During the fiscal year no options were granted under the Stock Option Plan.

“Special Stock Purchase Plan” - No Options Awarded Fiscal Year 2005.
Stock Options awarded under the Special Stock Purchase Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price at least 66.6% of the market price of the Common Stock on the date of award. The options are generally exercisable only during the four-year period beginning on the date of award. However, at the 1996 Annual Meeting of Shareholders, the shareholders approved amendments to the Special Stock Purchase Plan which may extend the foregoing exercise period under certain conditions. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant’s employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time. No options were granted under the Special Stock Purchase Plan during the fiscal year.

“Equity Incentive Plan” - 1,471 Restricted Shares Awarded to Named Officers Fiscal Year 2005.
Restricted stock awards issued under the Equity Incentive Plan generally consist of shares of MacDermid Common Stock with vesting requirements and restrictions on transfer. The restricted stock awards may not be sold or transferred for a period of time. The restricted stock is forfeited to MacDermid if the participant’s employment with MacDermid is terminated during the restricted period, except in the case of death, permanent disability, involuntary termination without cause or retirement. Such restrictions may, however, be waived by the Committee in its discretion from time to time. An aggregate of 2,499 shares of restricted stock were issued to non-employee Directors during 2005 under the Equity Incentive Plan, and 1,471 restricted stock was issued to executive officers (President) under the Equity Incentive Plan during 2005 under the Equity Incentive Plan.

“Performance Equity Plan” -189,000 Options Awarded to Named Officers Fiscal Year 2005.
Options to purchase MacDermid common shares pursuant to the terms of the Performance Equity Plan are issued at fair market value at the time of the grant, adjusted annually for the first six (6) years after grant based upon the comparative performance of the S&P Specialty Chemicals Index in relation to the Company’s share performance. The options generally vest at the end of a four (4) year period. The number of options which vest may be increased or decreased by a multiplier from 0.5 to 2.0 based upon MacDermid’s cumulative owner earnings and/or earnings per share during the four year vesting period in relation to targets set by the Committee at the time of the award. The exercise period generally begins upon vesting and ends 10 years from the date of grant. During the fiscal year the Committee awarded options to purchase 100,000; 50,000; 20,000; 15,000; and 4,000 shares of MacDermid common stock to Messrs. Leever, Largan, Bolingbroke, Cordani, and Morrison respectively, under the Performance Equity Plan.

The Committee believes that the Plans allow executive officers to participate in the enhancement of shareholder value. The Committee has also adopted a stock retention policy (the “Policy”) that is designed to encourage MacDermid executives to hold the shares of common stock which arise from the exercise of options under the Plans. The Policy provides that no covered executive shall be entitled to receive additional option grants or restricted share grants unless such executive has retained at least 75% of the aggregate of all common stock that arose from the exercise of options/restricted share grants previously provided to the executive after deduction for payment of applicable taxes and the exercise price. The Committee has retained discretion to waive compliance with the policy in exceptional circumstances. The Committee believes that participation in the Plans, as augmented by the Policy, encourages executives to concentrate on long-term shareholder value growth.

CHIEF EXECUTIVE OFFICER COMPENSATION

Compensation for Daniel H. Leever, MacDermid’s Chairman and Chief Executive Officer, was determined in accordance with the MacDermid, Incorporated Executive Compensation Plan, the material terms of which were approved by the Company’s shareholders at the 1998 Annual Meeting of Shareholders. Under the plan, no base salary is paid to Mr. Leever. The amount of performance based short-term annual compensation which was paid to Mr. Leever during the last fiscal year was based directly and solely upon the following factors: (i) earnings per share, and (ii) the two-year average of earnings per share growth. Compensation under the plan was equal to the sum of two components. The first component was determined by multiplying a base amount of $6,813 by the number of cents per share the Company has earned for the fiscal year up to $1.00. The second component was determined by multiplying the same base amount by the number of cents per share earned by the Company during the fiscal year above $1.15, further multiplied by a factor of from 0 to 2.5, which factor is determined based upon the two year average of earnings per share growth. In determining earnings, the Committee uses its discretion in including or excluding one time or extraordinary gains or losses. The Committee considers other factors which may decrease, but not increase the amount due under the foregoing formula. In fiscal 2005, the Committee reduced Mr. Leever’s compensation from the formula provided amount by $50,000 to reflect subjective factors including the benefit of personal use of the corporate aircraft. Mr. Leever’s annual performance based compensation was determined and paid in accordance with the provisions noted above.

Mr. Leever received options to purchase 100,000 shares of MacDermid common stock pursuant to the terms of the Performance Equity Plan during the last fiscal year.

The Company is subject to Internal Revenue Code Section 162(m), which could limit the deductibility of certain compensation payments to its executive officers. The Company intends to comply with the requirements of Section 162(m); however, it also weighs the burdens of such compliance against the benefits to be obtained by the Company and may pay compensation that is not fully deductible if it determines that such payments are in the Company’s best interests. During this fiscal year, all compensation paid to the Company’s executive officers was fully deducted by the Company.

Respectfully submitted by,

                              THE COMPENSATION COMMITTEE
                    T. Quinn Spitzer, Jr. (Chairman)
             Donald G. Ogilvie
             James C. Smith
             Joseph M Silvestri
                                             Robert L. Ecklin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In the last fiscal year, no executive officer of the Company served on the compensation committee or as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual, long-term and other compensation paid by MacDermid for each of its three previous fiscal years to MacDermid’s Chief Executive Officer and the four other most highly compensated executive officers (together with the Chief Executive Officer, the “Named Officers”).

				Long-Term
	Annual Compensation			Compensation Awards
Name and				Other	Restricted	Securities	All Other
Principal Position	Fiscal	Salary	Bonus	Annual	Stock	Underlying	Compensation
	Year			Compen-	Awards	Options/
		($)	($) (4)	sation	($) (2)	SARs (1)	($) (2) (3)
				($)		(#)

Daniel H. Leever	2005	-	767,560	-	-	100,000	71,298
Chairman and	2004	-	1,807,200	-	-	100,000	30,481
Chief Executive	2003	-	1,480,500	-	-	150,000	19,620
Officer

Stephen Largan	2005	50,000	310,000	-	50,014	50,000	7,720
President	2004	295,833	72,000	-	-	42,000	362,056
	2003	250,833	100,000	-	-	50,000	152,766

Gregory M.	2005	256,250	15,000	-	-	20,000	7,720
Bolingbroke	2004	242,667	45,000	-	-	20,000	197,221
Senior	2003	205,000	100,000	-	-	30,000	14,942
Vice President
and Treasurer

John L Cordani	2005	272,383	23,200	-	-	15,000	7,720
Vice President	2004	264,450	25,000	-	-	20,000	6,600
General Counsel	2003	256,667	40,000	-	-	30,000	6,000
Secretary

Paul Morrison	2005	140,000	3,885	-	-	4,000	106,875
Controller	2004	129,001	30,000	-	-	1,000	55,978
	2003	122,205	12,600	-	-	5,000	2,835

(1)  Awarded in fiscal year indicated. Awards listed for 2005 include options to purchase 100,000; 50,000; 20,000; 15,000; and 4,000 shares of MacDermid Common Stock for Messrs. Leever, Largan, Bolingbroke, Cordani and Morrison respectively, which options were granted pursuant to the Performance Equity Plan. As of December 31, 2005, Mr. Largan held shares of restricted stock grants from the 1995 Equity Incentive Plan, which still bore restrictions.

(2) Amounts listed for this fiscal year also include Company contributions to the Employee Stock Ownership Plan in the amounts of $7,000; $7,000; $7,000; $7,000 and $0 for Messrs. Leever, Largan, Bolingbroke, Cordani and Morrison respectively, as well as life insurance premiums of $8,873; $720; $720; $720 and $720 for Messrs. Leever, Largan, Bolingbroke, Cordani and Morrison respectively. The amounts also include $55,425 of deemed compensation attributable to Mr. Leever arising from use of Company aircraft. This amount has been calculated using the SIFL factors and formula required by the Internal Revenue Code. The aggregate incremental cost of the foregoing personal flights was estimated by the Company at $48,931. The amounts for Mr. Morrison include payments of $55,978 in 2004 and $106,155 in 2005 for his relocation to Denver, Colorado. The amounts in 2004 for Messrs. Largan and Bolingbroke include $350,908 and $190,270 for relocation to Denver. The restricted stock award for Mr. Largan in 2005 represents the value of 1,471 shares granted to Mr. Largan at the closing price of MacDermid common stock of $34.00/share on the date of grant. The foregoing shares vest over a four year period.

(3) The Company has entered into severance agreements with Messrs. Largan, Bolingbroke and Cordani. The severance agreements provide for payment of a severance in the amount of one year’s base salary, or in some cases two years’ compensation, in the case of termination without cause or in the case of termination within two years of a change of control. A separate employment agreement with Mr. Cordani similarly provides for a minimum annual salary of $250,000 during the term of employment.

(4) Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year. Mr. Leever is not paid any salary, but is instead paid performance based compensation as provided for under the MacDermid, Incorporated Executive Compensation Plan, the material terms of which were approved by the shareholders at the 1998 Annual Shareholder Meeting of Shareholders. As of March 2005 Mr. Largan was not paid a salary but instead earned formula based performance income based on operating profit and operating profit growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table provides information with respect to each exercise of stock options during the fiscal year ended December 31, 2005 and the fiscal year end value of unexercised options held by the Chief Executive Officer and the named officers as of December 31, 2005 on an aggregate basis.

			Number of Securities Underlying Unexercised Options/SARs at FY-end (#)	Value of Unexercised In-the-money Options at FY-End ($)
	Shares Acquired on Exercise	Value Realized	Exercisable/	Exercisable/
	#	($1)	Unexercisable	Unexercisable (2)

Name
Daniel H.	135,000	$3,784,793	852,065/	$2,050,200/ $2,026,100
Leever			510,000

Stephen	0	-	112,000/
Largan			172,000	$373,860 /$497,800

Gregory M.
Bolingbroke	0	-	89,200/100,000	$373,860/$390,000

John L.
Cordani	0	-	127,200/65,000	$603,000/$161,700

Paul
Morrison	0	-	0/11,000	$0.00/$0.00

(1)
Value is reported based on the difference between the exercise price of $1.7945 per share and the market value of $29.83 per share on May 23, 2005, the date of exercise. However, these shares remain subject to restrictions on transfer for four (4) years from exercise.

(2)
Value is reported based on the spread between the exercise price and the closing price on December 31, 2005 of $27.90 per share. Indexing of the exercise price and number of options as it relates to options granted under the 2001 Key Executive Performance Equity Plan was not taken into consideration.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2005 by the Company to each of the named executive officers:

					Potential
	Number of Shares	Percent of Total			Realizable Value at Assumed
	Shares Underlying	Options Granted			Rates of Stock Price
	Options Granted	to all employees in	Exercise Price	Expiration	Appreciation for Option Term
Name	(#) (1)	F.Y. 2005	($/Share) (2)	Date	5% $(3)	10% $(3)

Daniel	100,000	20.00%	$33.25	2/25/2015	$960,259	$4,168,376
Leever

Stephen	50,000	10.00%	$33.25	2/25/2015	$480,128	$2,084,188
Largan

Gregory	20,000	4.00%	$33.25	2/25/2015	$192,051	$833,675
Bolingbroke

John	15,000	3.00%	$33.25	2/25/2015	$144,038	$625,256
Cordani

Paul	4,000	0.80%	$33.25	2/25/2015	$38,410	$166,735
Morrison

(1)
Represents options granted under the Performance Equity Plan. Under the terms of the Performance Equity Plan the exercise price of the options is adjusted based upon the comparative change of the S&P Specialty Chemicals Index in relation to MacDermid’s stock performance. These options will first become exercisable four (4) years from the date of grant (February 25, 2009). The number of options which vest may be increased or decreased based upon MacDermid’s cumulative owner earnings and/or earnings per share during the four (4) year vesting period in relation to targets set by the Committee at the time of the award. In the event of a change of control (as defined in the Performance Equity Plan), all of the then outstanding options granted under the Performance Equity Plan will become fully exercisable.

(2)
Reflects the exercise price per share on the date of grant. Options granted under the Performance Equity Plan have an exercise price that is adjusted proportionately and annually for the first six (6) years after grant based upon the comparative change of the S&P Specialty Chemicals Index in relation to the Company’s share performance.

(3)
Options granted under the Performance Equity Plan have an exercise price which is adjusted based upon comparative change of the S&P Specialty Chemicals Index. This calculation assumes a 5% annual appreciation of the S&P Specialty Chemicals Index. Value is reported based on the spread between the exercise price and the market price on December 31, 2005 of $27.90 per share and the length of the option period.

EMPLOYEES PENSION PLAN

The MacDermid Employees Pension Plan (the “Pension Plan”) is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an employee reaches age 65 based upon credited years of service up to a maximum of 30 years.

Under the MacDermid, Incorporated Supplemental Executive Retirement Plan (the “Supplemental Plan”), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension Plan were it not for certain restrictions imposed under the Internal Revenue Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

Assuming that there are no changes in the Pension Plan and that participants have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 65 on December 31, 2005 with maximum service under the Pension Plan of up to 30 years.

Estimated Annual Pension Payable at Age 65 Based on Years of Service Indicated
Final Average Earnings	10 Years	15 Years	20 Years	25 Years	30 Years
$250,000	35,309	52,963	70,617	88,272	105,926
$300,000	42,809	64,213	85,617	107,022	128,426
$350,000	50,309	75,463	100,617	125,772	150,926
$400,000	57,809	86,713	115,617	144,522	173,426
$450,000	65,309	97,963	130,617	163,272	195,926
$500,000	72,809	109,213	145,617	182,022	218,426
$600,000	87,809	131,713	175,617	219,522	263,426
$700,000	102,809	154,213	205,617	257,022	308,426
$800,000	117,809	176,713	235,617	294,522	353,426
$900,000	132,809	199,213	265,617	332,022	398,426
$1,000,000	147,809	221,713	295,617	369,522	443,426
$1,200,000	177,809	266,713	355,617	444,522	533,426
$1,400,000	207,809	311,713	415,617	519,522	623,426
$1,600,000	237,809	356,713	475,617	594,522	713,426
$1,800,000	267,809	401,713	535,617	669,522	803,426

Covered compensation under the Pension Plan and the Supplemental Plan includes an employee’s annual salary and bonus, which, for the Chief Executive Officer and five other named officers, is set forth in the Summary Compensation Table. Messrs. Leever, Cordani, Bolingbroke, Largan and Morrison have 26, 19, 13, 7 and 4 years of credited service, respectively, under the Pension Plan.

Annual benefits are calculated on a single-life annuity basis and are subject to offsets for (i) amounts based on the value of the executive’s interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Code (the “Code”) Section 401(1), multiplied by the years of service. Effective January 1, 2005 the Pension Plan has been amended to (i) change the normal retirement age from 60 to 65, (ii) eliminate the Social Security supplement and (iii) apply decrements of 6% per year to the pension paid for each year retirement is taken before age 65 but between ages 65 and 60 and an additional 4% per year for retirement between ages 60 and 55. However, these amendments will not affect benefits vested as of December 31, 2004.

EQUITY COMPENSATION PLANS

Equity securities of MacDermid have been authorized for issuance under the MacDermid Special Stock Purchase Plan (the “Special Stock Purchase Plan”), the MacDermid Stock Option Plan dated July 6, 1998 (the “Stock Option Plan”), the MacDermid 1995 Equity Incentive Plan (the “Equity Incentive Plan”), the 2001 Key Executive Performance Equity Plan (the “Performance Equity Plan”) and the All Employee Stock Option Plan (the “All Employee Option Plan”). Each of the foregoing plans has been approved by MacDermid’s shareholders.

The following table provides information with respect to those equity compensation plans as of February 27, 2006.

			Number of securities
	Number of securities to	Weighted average	Remaining available for future
	Be issued upon exercise	Exercise price of	issuance under equity compensation plans
Plan (1)	Of outstanding options,	Outstanding options,	(excluding securities
	Warrants, and rights	Warrants and rights	reflected in first column)
Special Stock	12,065	$32.75/sh	0
Purchase Plan
Equity Incentive	0	N/A	288,390
Plan
Stock Option Plan	793,400	$42.40/sh	0

Performance Equity (2)	3,524,889	$25.42/sh	1,409,111
Plan
All Employee	241,970	$18.71/sh	0
Option Plan

(1)
Value is reported based on the difference between the exercise price of $1.7945 per share and the market value of $29.83 per share on May 23, 2005, the date of exercise. However, these shares remain subject to restrictions on transfer for four (4) years from exercise.

(2)
Value is reported based on the spread between the exercise price and the closing price on December 31, 2005 of $27.90 per share. Indexing of the exercise price and number of options as it relates to options granted under the 2001 Key Executive Performance Equity Plan was not taken into consideration.

Directors who are employees of MacDermid received no compensation, other than their compensation and benefits received as employees. During this fiscal year, Directors who are not employees received options to purchase MacDermid common stock, pursuant to the terms of the Performance Equity Plan and/or restricted stock grants pursuant to the terms of the 1995 Equity Incentive Plan. During 2005 each of the non-employee Directors received options to purchase 10,000 shares of MacDermid common stock at an initial exercise price of $33.25 per share with a ten (10) year exercise period under the terms of the Performance Equity Plan. The Directors also received restricted share grants under the terms of the 1995 Equity Incentive Plan as noted below:

	No. of Options	No. of Shares	Position
Robert Ecklin	10,000	294	Committee Member
Donald Ogilvie	10,000	735	Committee Chair
Joseph Silvestri	10,000	294	Committee Member
James Smith	10,000	294	Committee Member
T. Quinn Spitzer	10,000	882	Lead Director/Committee Chair

In addition to the above, each director as provided with $50,000 in life insurance per year which costs the Company approximately $122 per director per year.

Also, Messrs. Spitzer, Ecklin, Smith and Ogilvie received compensation as a result of personal use of Company aircraft in the amounts of $1,553.23; $1,080.90; $1,215.35; and $1,396.95 respectively. The foregoing compensation amounts are determined using the SIFLE factors and formula required by the Internal Revenue Code.

Compensation of Directors

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In addition to retaining KPMG LLP to audit the consolidated financial statements for fiscal year 2005, the Company and its affiliates retained KPMG, to provide various services in fiscal 2004 and 2005, and expect to continue to do so in the future. The aggregate fees billed for professional services in fiscal year, 2004 and 2005 were:

•
Audit Fees: $1,739,227 and $1,897,679 in fiscal years 2005 and 2004 respectively for services rendered for the annual audit of the Company’s consolidated financial statements and the quarterly reviews of the financial statements included in the Company’s Forms 10-Q.

•	Tax Preparation and Planning Fees: $401,240 and $560,258 in fiscal years 2005 and 2004 respectively for tax services, including tax planning services and return preparation services.

•	Audit-Related Fees: $76,386 and $17,704 for audit related services during fiscal years 2005 and 2004 respectively.

•	Other Fees: $0.00 and $218,911 for other allowable services during fiscal years 2005 and 2004 respectively. These services related to accounting due diligence services.

The Audit Committee (or one or more designated members thereof) pre-approves all audit and non-audit services provided by the Company’s independent auditor. The Audit Committee has an audit/non-audit services pre-approval policy. This policy is available on MacDermid’s website at www.macdermid.com

Under the policy, proposed services may either be pre-approved (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in the policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to the Director of Internal Audit and to the Chairman of the Audit Committee and must include a detailed description of the services to be rendered. The Chairman of the Audit Committee will determine whether such services are included within the list of services that have received general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Director of Internal Audit, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the four directors named below. Each member of the Audit Committee is an independent director as defined by New York Stock Exchange rules and as defined by applicable SEC regulations. The Audit Committee has adopted a written charter which has been approved by the Board of Directors, and which is set forth on the Company’s website (www.macdermid.com). The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP (“KPMG”), the Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) as well as any other matters deemed material by the Committee or KPMG. KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence. The services, other than audit and audit related services, provided by KPMG to the Company during the last fiscal year were tax services, which were determined to be compatible with KPMG’s independence. The Committee has determined that each of its members is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

The Board of Directors has determined that the Audit Committee’s Chairman, Donald Ogilvie, is an audit committee financial expert and meets the requirements of the Audit Committee Charter through the following education and experience:

•	Mr. Ogilvie holds a B.A. degree from Yale University and an M.B.A. from Stanford University School of Business.

•
As Associate Director of the Office of Management and Budget from 1974-1976, Mr. Ogilvie was responsible for direct oversight of the budgets for the Departments of Defense and of State as well as the budgets for the U.S. intelligence community and foreign aid.

•	As Associate Director of the Yale University School of Management, Mr. Ogilvie was responsible for financial, accounting and audit functions.

•	Mr. Ogilvie served as Vice President for the Celanese Corporation.

•
As President and CEO of the American Bankers Association, Mr. Ogilvie was responsible for budgeting, accounting and auditing functions, and had frequent involvement with accounting issues. At the ABA, Mr. Ogilvie had continuous involvement with accounting and auditing issues as they affect the financial industry that he serves. Mr. Ogilvie is experienced with regard to audit committees and their function.

•	Mr. Ogilvie has been a director of MacDermid since 1986 and a member of its Audit Committee since its formation. As a result, Mr. Ogilvie has extensive knowledge of MacDermid.

In addition to Mr. Ogilvie, Mr. James Smith is also a member of the Audit Committee. Mr. Smith also has considerable financial expertise including the following:

•	Mr. Smith has an AB degree from Dartmouth College.

•	As Treasurer of Webster Bank from 1979-1982, Mr. Smith was directly responsible for many of its financial functions.

•	As CEO of Webster Financial, Mr. Smith has responsibility for the integrity of Webster’s financial operations and reporting.

•	Mr. Smith has served on the Audit Committee of the American Banker’s Association.

•	As a Director of MacDermid and a member of its Audit Committee since 1994, Mr. Smith has developed an extensive knowledge of MacDermid.

The Committee has determined that all of its members are financially literate. In view of all of the foregoing, the Board of Directors has determined that the Audit Committee has an independent Audit Committee financial expert and possesses the necessary financial expertise to properly carry out its functions in accordance with its Charter and all applicable regulations.

The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Donald Ogilvie (Chairman)
Robert Ecklin
James Smith
T. Quinn Spitzer

COMPARATIVE STOCK PERFORMANCE

The following graph and chart compare, during the five-year period commencing December 31, 2000 (at the market close) and ending December 31, 2005, the annual change in the cumulative total return on MacDermid’s Common Stock with the Standard and Poors 500 and the Media General Specialty Chemicals Stock indices, assuming an investment of $100 on December 31, 2000 (at the market close) and the reinvestment of any dividends.

FIVE YEAR CUMULATIVE TOTAL RETURN

Past share performance should not be viewed as necessarily indicative of future performance.

Graph Dollar Values	2000	2001	2002	2003	2004	2005
MacDermid, Inc.	100	90	121	182	193	151
Standard & Poors 500	100	108	89	115	160	163
Specialty Chemicals	100	88	69	88	98	103

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND OF MANAGEMENT

The following table sets forth information as of December 31, 2005, (unless otherwise noted) with respect to ownership of common stock by any person known by MacDermid to be a beneficial owner of more than 5% of its common stock, by MacDermid’s C.E.O. and the four other most highly compensated executive officers and by all Directors and officers of MacDermid as a group. Unless otherwise noted, each person has sole voting and disposition power with respect to such person’s shares. The total shares of common stock beneficially owned by the officers includes the right to acquire ownership through exercisable stock options.

Beneficial Owner        Number of Shares  Percent
Beneficially Owned  of  Class
FIVE PERCENT BENEFICIAL OWNERS
MacDermid Employees Profit Sharing,        2,571,357       8.4% (1)
    Pension and Stock Ownership Plans
MacDermid Equipment, Inc. 401(K) Plan
245 Freight Street
Waterbury, CT 06702
Bank of America Corporation              2,036,143       6.7% (2)
100 North Tryon Street
Charlotte, NC 28255

Royce & Associates, LLC.                2,200,921    7.2% (6)
1414 Avenue of the Americas
New York, NY 10019

  Vanguard/Primecap Fund, Inc.                  1,701,150          5.6% (3)
100 Vanguard Blvd.
Malverne, PA 19355

Daniel H. Leever                      2,324,810       7.6% (4)
c/o MacDermid, Incorporated
1401 Blake Street
Denver, Colorado 80202

T. Rowe Price Associates                2,385,482                      7.8% (7)
100 East Pratt Street
Baltimore, MD 21202

       NAMED EXECUTIVE OFFICERS

        Daniel H. Leever               2,324,810 (4)                    7.6%
Stephen Largan            291,972 (5)                      1.0%

Gregory M. Bolingbroke                210,270 (5)              *

John L. Cordani                   195,034 (5)                   *

Paul Morrison                     11,509 (5)               *

DIRECTORS

Robert L. Ecklin               45,826 (4)                         *

Daniel H. Leever                  2,324,810 (4)                    7.6%

Donald G. Ogilvie                    55,626 (4)                       *

Joseph M. Silvestri                   209,411 (4)                          *

James C. Smith                     65,742 (4)                          *

T. Quinn Spitzer, Jr.                  47,382 (4)                           *

All Directors, Director
Nominees and Officers                      3,820,942 (5)                12.5%
as a group (13 persons)

  *Less than 1% of shares outstanding

(1)	2,176,603 shares in the MacDermid Employees Profit Sharing and Employee Stock Ownership
Plans are beneficially owned by the trustee of the plans, Charles Schwab Trust Company, and 394,754 shares in the MacDermid, Incorporated Employees Pension Plan were beneficially owned by the trustee of the plan, Charles Schwab Trust Company. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

(2)	The information for Bank of America Corporation (“BOA”) is taken from its Schedule 13G dated February 11, 2005. BOA has shared voting power with respect to 1,186,236 shares, and shared dispositive power with respect to 2,036,143 shares.

(3)	The information for Vanguard Primecap Fund, Inc. is taken from its Schedule 13G dated
February 13, 2006. Vanguard indicates sole voting power with respect to 1,701,000 shares.

(4)	Additional explanation of the shares beneficially owned is provided in the footnotes under Election of Directors. Please note that shares and options granted in February 2006 and any other transactions after December 31, 2005 are not reported in this table, which reports holdings as of December 31, 2005.

(5) Includes shares reported by Mr. Leever as provided in the footnotes under Election of Directors except shares granted after December 31, 2005 are not included here. Also includes 16,822; 2,834; 4,473 and 509 shares held by Messrs. Bolingbroke, Cordani, Largan and Morrison respectively in the MacDermid Profit Sharing and Employee Stock Ownership Plans, 162,000; 165,000; 234,000 and 11,000 options to purchase shares of MacDermid common stock granted to Messrs. Bolingbroke, Cordani, Largan and Morrison respectively under the Performance Equity Plan and 50,000, 27,200 and 27,200 options to purchase shares of MacDermid common stock granted to Messrs. Largan, Bolingbroke and Cordani respectively under the Stock Option Plan.

(6) The information for Royce & Associates is taken from its Schedule 13G dated January 30, 2006. Royce has sole voting and dispositive power with respect to all shares reported for Royce.

(7) The information for T. Rowe Price Associates is taken from its Schedule 13G dated February 14, 2006. T. Rowe Price has sole voting power over 650,300 shares and sole dispositive power over 2,385,482 shares.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held five (5) regular meetings during this fiscal year. Each of the current members of the Board of Directors attended all of the meetings of the Board and the committees of which they were members. The Board has Audit, Compensation and Corporate Governance Committees. The non-management Directors schedule regular executive sessions in which they meet without management participation. T. Quinn Spitzer is the lead non-management director. The Board of Directors has determined that it is composed of a majority of independent directors as independence is defined for board members in the New York Stock Exchange listing standards. The following directors meet the independence standards set by the Board: Donald G. Ogilvie, James C. Smith, T. Quinn Spitzer, Jr., Joseph Silvestri and Robert Ecklin.

As part of the Board of Director’s determination that Mr. Silvestri qualifies as an independent director, the Board has considered the fact that Mr. Silvestri is currently a partner at Citigroup Venture Capital Ltd. (CVC), which owns a majority interest in Southern Graphics Systems, Inc. (SGS), a company which purchases products from MacDermid from time to time. The Board of Directors has determined that this relationship is not material because neither Mr. Silvestri nor CVC are involved in the negotiation of the terms of sale between MacDermid and SGS and because the annual sales from MacDermid to SGS constitute less than 1% of the consolidated gross revenues of CVC.

Audit Committee

The Audit Committee appoints independent auditors, determines the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management’s response thereto and reviews MacDermid’s internal audit function. The Committee had four (4) meetings during the last fiscal year. Members of the Committee are Donald G. Ogilvie (Chairman), Robert L. Ecklin, James C. Smith and T. Quinn Spitzer. The Audit Committee Charter is available on the Company’s website at www.macdermid.com and is attached hereto as Exhibit A. The members of the Audit Committee are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A and also meet the New York Stock Exchange independence requirements for Audit Committee members.

Compensation Committee

The Compensation Committee reviews and determines officer compensation. It administers the Special Stock Purchase Plan, the Stock Option Plan, the Equity Incentive Plan and the Performance Equity Plan, determining the persons to whom stock options and restricted shares are to be granted, the number of options or restricted shares to be granted, the conditions of the grant, and the manner in which the exercise price shall be payable. The Committee, which met three (3) times during the last fiscal year, included T. Quinn Spitzer (Chairman), Donald G. Ogilvie, James C. Smith, Joseph Silvestri, and Robert L. Ecklin. The Compensation Committee Charter is available on the Company’s website at www.macdermid.com. The members of the Compensation Committee are independent as independence for Board members is defined in the New York Stock Exchange listing standards.

Corporate Governance Committee

  The Corporate Governance Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671. The Corporate Governance Committee also reviews corporate governance in view of the principles and policies set by the Committee. The Committee which met two times during the last fiscal year is comprised of T. Quinn Spitzer (Chairman), Robert L. Ecklin, Donald G. Ogilvie and James C. Smith. The Committee regularly meets outside of the presence of management. The Corporate Governance Committee Charter and MacDermid’s Corporate Governance and Ethics Policies are available on the Company’s website at www.macdermid.com and are available in print to any shareholder who requests them. The members of the Corporate Governance Committee are independent as independence for nominating Committee members is defined in the New York Stock Exchange listing standards.

  MacDermid has adopted a formal Corporate Compliance and Ethics Policy which is applicable to all employees, officers, and directors of the Company. The terms of the Corporate Compliance and Ethics Policy are available on MacDermid’s web site at www.macdermid.com.
Any suspected compliance or ethical breaches can be reported as provided for in MacDermid’s Compliance and Ethics Policy.

Shareholder Communication Policy

The Corporate Governance Committee of the Company has adopted a Shareholder Communication Policy that provides procedures enabling shareholders to communicate with Directors. A copy of the policy is posted on the Company’s website at www.macdermid.com and is attached hereto as Exhibit D. Shareholders are encouraged to communicate with Directors by following the procedures provided in the policy. All of MacDermid’s directors attended last year’s annual meeting.

Shareholder Nomination Policy

The Corporate Governance Committee of the Company has adopted a Shareholder Nomination Policy that provides procedures enabling shareholders to suggest individuals to the Corporate Governance Committee for consideration as Director nominees. A copy of the policy is posted on the Company’s website at www.macdermid.com. Shareholders are encouraged to provide such suggestions by following the procedures provided in the policy. For any shareholder recommendation to be considered by the Committee for the 2007 annual shareholder meeting it must be received by the Company no later than November 30, 2006.

The shareholder should send the suggestion for Director nomination in writing to the attention of the Corporate Secretary at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT 06702. The suggestion must include any reasons supporting the suggestion, the qualifications of the person suggested to be a Director of the Company, and the name and address of the shareholder making such suggestion. Any suggestions made under the policy must be made by a person or entity who is a shareholder at the time the suggestion is received by the Company and the suggestion must include proof of share ownership in the Company to the reasonable satisfaction of the Company. In the case of a shareholder of record, such proof of share ownership may be the correct name and address of the suggesting party such that the Company can determine share ownership based upon the Company’s current records. Upon receipt, by the Corporate Secretary, of an appropriate written suggestion for Director nomination by a shareholder, which written suggestion complies with the policy and the procedures set forth in the policy, the Corporate Secretary will forward such communication to the Committee. Upon receipt by the Committee of a suggestion for Director nomination, properly submitted by a shareholder, the Committee will consider action upon such suggestion in the Committee’s sole discretion. In its consideration, the Committee may take the following factors into account:

•	the reputation and general qualifications of the suggested individual;

•	the perceived ability of the suggested individual to add value to the Board, the Company and its shareholders;

•	the suggested individual’s independence and potential conflicts of interest;

•	the suggested individual’s knowledge of the Company, its operations and business;

•	the size of the Board;

•	other directorships or affiliations held by the suggested individual;

•	the ability of the suggested individual to effectively cooperate with the other Directors; and

•	any other factors deemed relevant by the Committee in its sole discretion.

Although the foregoing factors may be considered by the Committee, any consideration given to the suggestion and any action or absence thereof shall be in the sole discretion of the Committee.

Item 2.
Proposal to Approve the MacDermid, Incorporated
Stock Option Plan Dated February 17, 2006

On February 17, 2006, the Board of Directors adopted, subject to approval by the shareholders, the MacDermid, Incorporated Stock Option Plan dated February 17, 2006 (the “Plan”) which provides for the ability to grant, to all employees, officers, and directors of MacDermid and its subsidiaries, options to purchase MacDermid Common Stock at exercise prices which are set by MacDermid’s Compensation Committee at a minimum of market value on the date of grant and under the terms and conditions of the Plan. Currently there are six (6) directors, six (6) corporate officers and approximately 3,000 other employees world-wide who would be eligible to receive option grants under the Plan.

The Board believes that it is advisable to adopt the Plan because it will enable MacDermid and its subsidiary corporations to grant their employees, officers, and directors the means to acquire a proprietary interest in MacDermid, thereby providing additional financial incentives for such employees, officers, and directors to contribute to MacDermid’s growth and profitability. Further, the Board believes that the advisability of such incentives will be a factor in attracting and retaining these highly competent individuals upon whose judgment and leadership, MacDermid’s continuing success in large measure depends. Since the plan provides for option grants at a market value, the incentives provided closely align the grantee’s interests with the interest of MacDermid’s shareholders. The Compensation Committee has determined as a matter of policy that during fiscal years 2006-2008, grants of options and restricted shares in any one year under all of MacDermid’s plans will not exceed 2.1% of MacDermid’s then total outstanding shares. In determining the number of shares granted restricted shares shall be deemed to equal 2 options. The Board of Directors unanimously recommends that the shareholders approve the Plan.

Summary of the Plan

The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit B.

The Plan is administered by a committee of not fewer than two members of the Board of Directors (the “Committee”), each of whom must be a “non-employee director” within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”) and an “outside director” within the meaning of section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

On February 27, 2006, the closing price of a share of MacDermid Common Stock on the New York Stock Exchange was $30.70.

Under the Plan, options may be granted for an aggregate, subject to certain adjustments, of up to 1,100,000 shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. The option exercise price must be set at the fair market value of the stock at the time the option is granted. The fair market value shall be the average closing price of the Company’s common shares on the five trading days preceding grant. Previously granted options may not be repriced. The period for exercising an option (“Exercise Period”) will begin with the later of (a) the date of grant, or (b) the date of approval of Plan by MacDermid’s shareholders, and will end ten (10) years after the date of grant. Unless determined otherwise by the Committee, the Exercise Period shall automatically terminate 90 days after the grantee ceases to be employed by the Company on a full-time basis for any reason other than retirement at or after age 65.

Subject to shareholder approval, options granted under the Plan shall vest in and become exercisable by the grantee on the date which is six years after the grant, except as otherwise provided by the Committee at the time of grant. Unless determined otherwise by the Committee, granted options will automatically be forfeited if the grantee ceases to be employed by the Company on a full time basis for any reason other than normal retirement at or after age 65, or involuntary termination without cause, prior to the vesting date. Options vest upon normal retirement at or after age 65. Upon termination of employment without cause, options shall be deemed to have vested at the rate of one sixth (1/6) per year based upon the number of years between the date of termination without cause and the grant date. Full payment for shares purchased, together with the amount of any tax or exercise due in respect of the sale and issue thereof, will be paid at the time of exercise of an option.

Unless specifically determined otherwise by the Committee, options granted under the Plan are not assignable or transferable by a participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (a) no such action will be taken which impairs the rights of any participant under any outstanding option without such participant’s consent, and (b) no amendment will be made without stock holder approval if such approval is necessary to comply with any tax or regulatory requirement.

In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalized or reorganizes (other than with a subsidiary controlled by MacDermid) or sells or conveys to another corporation all or substantially all of MacDermid’s assets (each a “Reorganization”), the Committee shall have the right to substitute in any previously granted options the same kind and amount of securities and property which the participant would have been able to acquire if the participant had exercised such option immediately before the first of such Reorganizations and continued to hold such securities and property less all securities and property to be surrendered in connection with such Reorganizations.

Federal Income Tax Consequences

A person who is granted an option under the Plan will generally not recognize taxable income on the date of grant. The holder of an option granted under the Plan that does not have taxable income on the date of grant will be deemed to have received compensation income on the date of exercise equal to the difference between the option’s exercise price and the fair market value of the shares on the date of exercise. The optionee’s basis in such shares will be increased by the amount which is deemed compensation income. For the year in which such an option is exercised, subject to section 162 (m) of the Code the Company will be entitled to a deduction equal to the amount the optionee is required to include in his or here income as compensation, provided the Company satisfies its reporting requirements. When the optionee disposes of such shares, he or she will recognize capital gain or loss in an amount equal to the difference between the amount realized on disposition and the basis in the shares (as increased by the amount of compensation income previously realized by the optionee). Any capital gain on an optionee’s disposition of shares that are held for more than 12 months will be subject to tax at the long-term capital gain rate. Any capital gain on an optionee’s disposition of shares held for 12 months or less will be subject to tax at ordinary rates.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not intended to be qualified under Section 401 (a) of the Code.

Options Granted Subject To Shareholders Approval

On February 17, 2006, options have been granted under the Plan, subject to shareholder approval of the Plan, to purchase an aggregate total of 195,945 shares of common stock of which 96,775 have been granted to executive officers and 77,375 have been granted to other employees. 21,795 options have been granted to non-employee directors. All options granted will become exercisable only upon approval of the Plan by the Company’s shareholders. In accordance with the Plan, all of the foregoing options were granted with an exercise price at the fair market value of the shares on the date of grant. The following table sets forth the options received by the specific individuals (groups) under the Plan, subject to shareholder approval of the Plan. The amount of awards to be granted in the future to current or future employees, officers, and directors will be decided at the time they are granted and cannot be determined at this time.

MacDermid, Incorporated Stock Option Plan
Dated February 17, 2006

Name and Position	Dollar Value ($) (1)	Number of Shares Underlying Options Grants
Daniel H. Leever, Chairman & C.E.O.	0	61,029

Stephen Largan, President	0	19,616

Gregory M. Bolingbroke, Senior Vice President	0	7,193

John L. Cordani, Secretary & General Counsel	0	7,193

Paul Morrison, Controller	0	872

Executive Group	0	96,775
Non-Executive Directors
	0	4,359
	0	4,359
	0	4,359
	0	4,359
	0	4,359

All Current Non-Executive Directors as a Group	0	21,795

Each Associate of any Director or Executive Officer	0	0

All Non-Executive Employees	0	77,375

(1) Reported as of February 17, 2006. Options granted at market value (5 day average).

Vote Required

The Board of Directors recommends a vote for approval of the MacDermid, Incorporated Stock Option Plan, dated February 17, 2006. Approval of this proposal will require the affirmative vote of a majority of the common shares which are represented at the Annual Meeting of Shareholders. Abstentions are considered shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention therefore will have the practical effect of voting against the approval of the Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the vote.

The Board of Directors Unanimously Recommends a Vote For This Proposal

Item 3.
Proposal to Amend the MacDermid, Incorporated
1995 Equity Incentive Plan

The Board of Directors recommends that the shareholders approve certain amendments (the “Amendments”) to the MacDermid, Incorporated 1995 Equity Incentive Plan (the “Plan”). The Board of Directors of the Company adopted the proposed Amendments, subject to shareholder approval, at a board meeting held on February 17, 2006. Currently there are six (6) directors, six (6) officers, and approximately 3,000 employees world-wide who could be eligible to receive benefits under the 1995 Plan.

The Board of Directors is of the opinion that the Plan has been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain officers and other key employees and in aligning their interests with the interests of the shareholders. In the view of the Board of Directors, the proposed Amendments will enable the Company to continue to realize the benefits of the restricted stock grants made under the Plan.

A summary of the proposed Amendments is sent forth below, followed by a description of the terms of the Plan. The full text of the amended Plan is annexed to this proxy statement as Exhibit C, and the summary is qualified in its entirety by reference to Exhibit C. The Compensation Committee has determined as a matter of policy that during fiscal years 2006-2008, grants of options and restricted shares in any one year under all of MacDermid’s plans will not exceed 2.1% of MacDermid’s then total outstanding shares. In determining the number of shares granted restricted shares shall be deemed to be equal to 2 options. The Board of Directors unanimously recommends that the Shareholders approve the amendments for the 1995 Equity Incentive Plan.

Shares Subject to the Plan

The Plan as originally approved by the stockholders at the July 20, 1995 Annual Meeting of Shareholders provided for 50,000 shares of Common stock to be available for issuance under the Plan. An amendment at the 1997 shareholder’s meeting revised the foregoing number to 300,000. A subsequent 3 for 1 split in the Common Stock increased the number of shares available to 900,000. This amendment does not request any increase to the number of shares available under the Plan.

Material Changes in the Amendment

The amendments to the Plan affect the following provisions:

•	Increase the aggregate maximum number of shares that may be granted under the plan in any one year from 50,000 to 150,000.

•	Allow the Committee to place additional restrictions and/or vesting requirements (above and beyond those applied by the Plan) on any Award.

•	Shorten the vesting term from 4 years to 3 years.

•	Increase the retirement age for accelerated vesting from 60 to 65.

•	Change the pro-rata vesting to one third per year over the three year vesting period in case of involuntary termination without cause.

At February 17, 2006, there were 288,390 shares remaining in the Plan for restricted stock grants.

The following table sets forth the restricted shares received by the individuals (groups) under the 1995 Equity Incentive Plan since the Plan’s inception:

Individual/Group	Restricted Shares Received (#) (1)	Aggregate Value As of Grant Date ($)

Named Executive Officers

Daniel Leever	142,646	$2,143,262
Stephen Largan	8,855	275,014
Gregory Bolingbroke	10,576	210,652
John Cordani	8,550	188,532
Paul Morrison	328	10,000

All Current Executive Officers as a Group	170,955	2,827,460

Non Executive Directors
Donald Ogilvie	4,251	134,456
James Smith	2,967	89,656
Joseph Silvestri	2,522	79,955
T. Quinn Spitzer	5,266	159,056
Robert Ecklin	2,967	89,656

All Current Non Executive Directors as a Group	17,973	552,819

Each Associate of any Director or Executive Officer	0

All Non-Executive Employees	420,610
(1) Represents the aggregate number of shares granted to respective recipients since the inception of the Plan in 1995.

Summary of the Plan

The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit B.

The Plan is administered by a committee of not fewer than two members of the Board of Directors (the “Committee”), each of whom must be a “non-employee director” within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”) and an “outside director” within the meaning of section 162 (m)(4)(C)(i) of the Internal Revenue Code (the “Code”). The Committee is the Compensation Committee of the Board of Directors. The Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

Under the Plan, as amended, restricted shares may be granted for an aggregate, subject to certain adjustments, of up to 900,000 shares of Common Stock. Such shares may be treasury shares or may be authorized an unissued shares. Not more than 150,000 restricted shares may be issued under the Plan in any one year. On February 27, 2006, the closing price of a share of MacDermid stock was $30.70. A participant who is awarded restricted stock will have no rights with respect to such award unless the participant accepts the award by written instrument delivered to the Company. Subject to certain exceptions, all shares of restricted stock issued under the Plan must be held and cannot be sold or otherwise transferred by the participant (except to MacDermid for the price paid therefore) for a period of three (3) years from the date of the award. In its sole discretion, the committee may waive the restrictions against transfer applicable to the shares prior to the expiration of the three (3) year period.

Under the Plan the Committee will select the appropriate individuals who will participate. Subject to the provisions of the Plan, the Committee will then determine the size of the award of restricted stock (“Restricted Stock”), the conditions under which the award will be made, the purchase price to be paid, and the restrictions to be placed upon the shares. A participant will have all the rights of a stockholder with respect to the Restricted Stock awarded to him or her including voting and dividend rights, subject to any applicable restrictions on transfer and MacDermid repurchase rights, and subject to any other conditions contained in the award.

If a participant’s employment by MacDermid is terminated for any reason other than death, retirement in accordance with MacDermid’s qualified pension plan at or after attainment of age sixty-five (65), permanent disability or involuntary termination without cause while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant is required, at MacDermid’s option, to sell such shares to MacDermid for the price he or she paid for the shares. However, if a participant’s employment is terminated due to death or permanent disability any restrictions on the transfer of shares held by the participant pursuant to the Plan will lapse and such shares may be freely transferred.

If a participant’s employment by MacDermid is terminated by retirement in accordance with MacDermid’s qualified pension plan at or after attainment of age sixty-five (65) and the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant will be required to sell such shares to MacDermid for the price paid therefore if the Committee, determines that the participant has engaged in misconduct, or if the participant competes with MacDermid within the restriction period. If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to restrictions, the restrictions on such shares will be deemed to have lapsed in annual installments of one third on the first anniversary of the date of award of such shares and one third on each of the next two anniversaries of such date. Provision is made in the Plan for waiver of restrictions, at the discretion of the Committee.

In the event that MacDermid’s outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Plan may be adjusted to the extent the Committee deems appropriate, with the approval of counsel, to preserve the rights of the participants.

In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalized or reorganizes (other than with a subsidiary controlled by MacDermid), or sells or conveys to another corporation all or substantially all of MacDermid’s assets (each a “Reorganization”), a Plan participant will have the right upon receipt of shares pursuant to an award to acquire the same kind and amount of securities and property which the participant would have been able to acquire if the participant had received such shares immediately before the Reorganization. In addition, the Committee will have the right in connection with any Reorganization to terminate all outstanding awards and/or to remove restrictions from some or all outstanding shares of restricted stock.

If any person or entity owns or acquires, directly or indirectly, shares of the capital stock of MacDermid entitled to cast 25% or more of the votes to be cast generally in an election of directors (other than any such shares owned or acquired by any qualified employee benefit plan maintained by MacDermid), all restrictions imposed on any shares of Common Stock issued pursuant to the Plan will immediately lapse unless all members of the Board, who were members before such event and who comprise a majority of the Board of Directors, determine otherwise by unanimous vote.

The Board of Directors may amend, suspend, or terminate the Plan except that no action may be taken which impairs participants’ rights under outstanding awards without their consent and no amendment may be made without shareholder approval where such approval is required under Rule 16b-3. The Committee may substitute new awards for awards previously granted to participants.

Federal Income Tax Consequences

A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for the stock. If the election is made, no taxable income will be recognized when the shares subject to the election are no longer subject to forfeiture. If the shares subject to the election are forfeited, the recipient will not be entitled to any deduction, refund of loss for tax purposes with respect to amounts previously included in income. Subject to the limitation of Section 162(m) of the Code, MacDermid, in general, will be entitled to a deduction equal to the amount of income recognized by the recipient in respect of the transfer of the shares of Restricted Stock. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares after the forfeiture period has expired begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code). When the recipient sells the shares, he or she will recognize capital gain or loss at the time of the sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sales price. Any capital gain recognized on the disposition of such shares by the recipient will be short-term capital gain or loss to the extent such shares are held for 12 months or less and long term capital gain or loss to the extent held for more than 12 months. Any long term capital gain will be taxed at a rate of 15%.

The choice of individuals who will participate in the Plan is subject to the discretion of the Committee. In addition, any award made is subject to acceptance by the participant in accordance with its terms. As a result, it is not possible to indicate at this time the specific awards which may be received hereafter by any individual participant or groups of participants under the Plan.

Vote Required

Approval of the amendment to the Plan will require the affirmative vote of the holders of a majority of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention therefore will have the practical effect of voting against adoption of the amendment to the Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment to the Executive Plan and will have no effect on the vote.

The Board of Directors Unanimously Recommends a Vote “For” Approval and Adoption of the Amendment to this Plan

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals for inclusion in the proxy statement relating to the 2007 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid’s principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than November 30, 2006. If the Company does not have notice of a shareholder proposal to be presented at the 2007 Annual Meeting by January 26, 2007, then such proposal will be considered untimely and proxies will confer discretionary authority to vote on such proposal. Such proposals should be addressed to the attention of John L. Cordani, Secretary.

MISCELLANEOUS

The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

It is important that proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.

March 15, 2006    The Board of Directors

MacDermid, Incorporated will provide without charge, to any shareholder, upon written request, a copy of its Annual Report on Form 10-K required to be file with the Securities and Exchange Commission for the fiscal year ended December 31, 2005 as well as copies of any policies or guidelines referenced herein. Such request should be directed to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671.

Exhibit A

MacDermid, Incorporated Audit Committee Charter

Organization
There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. No committee member may, directly or indirectly, within the last fiscal year, or will while a member, accept, any consulting, advisory or other compensatory fee (other than directors’ compensation) from the Company or its subsidiaries.

Statement of Policy
The audit committee shall have oversight responsibility in fulfilling the Board’s responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Qualifications
Each member of the audit committee must have a working knowledge of corporate financial, accounting and reporting practices. In addition the chairman of the audit committee should, through education or experience, have (1) an understanding of U.S. generally accepted accounting principles and their application to financial statements, (2) experience in preparing, evaluating, or auditing financial statements of a U.S. public company and in the use of estimates, accruals and reserves, (3) experience with internal accounting controls, and (4) an understanding of audit committee functions. The board of directors may determine that a person meets the foregoing attributes if, in the board’s judgment, such person has expertise and experience similar to the attributes noted.

Responsibilities
In carrying out its oversight responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•
Have sole authority to appoint, compensate and oversee the independent auditors who will audit the financial statements of the corporation and its subsidiaries. The selected independent auditors shall report directly to the committee.

•
Review, on a periodic basis, all relationships between the independent auditors and the corporation in order to determine whether any such relationship has a likelihood of compromising the auditor’s independence and take action to ensure that independence is maintained.

•
Approve, in advance, the engagement of and the fees to be paid to the independent auditor for any function other than the audit, if the aggregate of such other fees will amount to more than five percent (5%) of the approved audit compensation.

•
Meet with the independent auditors and financial management of the corporation to review and determine the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the appropriate standards.

•
Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. Ensure that the internal auditor reports findings directly to the committee.

•	Receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•
Review the financial statements and notes contained in the corporation’s quarterly and annual reports filed on forms 10-Q and 10-K with management and the independent auditors (together and separately) to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•
Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review sufficiency of accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Investigate and be responsible for the resolution of any disagreements between management and the independent auditor.

•	Have in place procedures for addressing complaints concerning auditing issues and procedures for employees to anonymously submit their concerns regarding accounting or auditing issues.

•
Review with the corporation’s counsel any legal matters that could have significant adverse impact on the corporation’s financial statements and the corporation’s compliance with legal and regulatory requirements as required.

•	Prepare the audit committee report to be included in the corporation’s annual proxy statement.

•	Review the corporation’s policy and strategy regarding financial risk management.

•	Set clear hiring policies for employees or former employees of the independent auditors.

Exhibit B

MacDermid, Incorporated Stock Option Plan
Dated February 17, 2006

1.	Purposes

The purposes of the MacDermid, Incorporated Stock Option Plan (the “Plan”) are (i) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”) to grant to its employees, officers, and directors the means to acquire a proprietary interest in the Company, in order that such persons will have additional long term financial incentives to contribute to the Company’s growth and profitability, and (ii) to enhance the ability of the Company to attract and retain in its employ individuals of outstanding ability upon whom the success of the Company will depend.

2.	Administration

The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the “Committee”) appointed by the Board of Directors of the Company (the “Board”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16B-3(c) under the Securities Exchange Act of 1934, as amended (the “Act”) and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

3.	Grant of Awards

Subject to the terms and provisions of the Plan, options to purchase shares of Common Stock of the Company shall be granted on behalf of the Company by the Committee. Subject to the terms of the Plan, the Committee may place restrictions on options granted, as the Committee deems appropriate.

4.	Shares Subject to the Plan

Subject to adjustment as provided herein, an aggregate of one million one hundred thousand (1,100,000) shares of the Common Stock of the Company (the “Common Stock”), shall be available for issuance pursuant to options granted under the Plan. Such shares may be authorized and unissued shares or shares held in the Company’s treasury. All shares subject to options that shall have terminated or shall have been forfeited in whole or in part or canceled for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) shall be available for issuance pursuant to options granted subsequently under the Plan. In no event shall the Committee grant, in any calendar year, options to purchase more than one million shares.

5.	Participants

All employees, officers, and directors of the Company shall be eligible to receive options and thereby become participants in the Plan. Receipt of an option shall in no way be deemed to constitute a contract or promise of continued employment of the Company.

6.	Option Price

The purchase price per share purchasable upon exercise of an option under the Plan shall be set by the Committee at or above the fair market value of such shares at the time the option is granted. The fair market value shall be the average closing price for the Company’s common shares on the five trading days preceding grant. The Committee may not re-price previously granted options.

7.	Vesting

Subject to shareholder approval, all options granted under the Plan shall vest in and become exercisable by the grantee on the date which is six (6) years after grant by the Committee, except as otherwise provided by the Committee at the time of grant. Unless determined otherwise by the Committee, any options granted hereunder will automatically be forfeited if the grantee ceases to be employed by the Company on a full time basis for any reason other than normal retirement at or after age 65, or involuntary termination without cause, prior to the vesting date. Option grants shall vest upon normal retirement from the Company at or after age 65. Upon termination of employment without cause, option grants shall be deemed to have vested at the rate of one sixth per year based upon the number of years between the date of termination without cause and the grant date.

8.	Option Period

Subject to Section 12, the period for exercising an option (the “Exercise Period”) shall begin on the later of (i) the date which is six (6) years from the date of grant, and (ii) the date of approval of the Plan by the Company’s shareholders, and shall end ten (10) years after the date of grant. Notwithstanding the foregoing, unless specifically determined otherwise by the Committee, the Exercise Period shall automatically terminate ninety (90) days after the grantee ceases to be employed by the Company on a full time basis for any reason other than normal retirement at or after age 65.

9.	Payment for Shares and Related Matters

Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be paid at the time of exercise of an option and shall be made in cash or by certified or bank cashier’s check or, in whole or in part by delivery of shares of Common Stock of the Company having a fair market value at the date of such delivery of not less than the amount for which payment is being made by delivery of the shares. The Company shall issue no certificates for shares until (a) full payment therefore has been made and (b) the participant purchasing such shares provides for payment to (or withholding by) the Company of all amounts required under then applicable provisions of the Internal Revenue Code of 1986, as amended, and state and local tax laws to be withheld with respect to such purchase, and a participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him or her.

10.	Nontransferability

Unless specifically determined otherwise by the Committee, no option shall be assignable or transferable by a participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Each option shall be exercisable during the lifetime of a participant only by such participant, except that, if permissible under applicable law, an option may also be exercised by the guardian or legal representative of a participant.

11.	Effect of Changes in Common Stock

In the event that the outstanding shares of Common Stock of the Company are increased or decreased as a result of a stock dividend, stock split, recapitalization or other means having the same effect, the number of shares available for issuance under the Plan, the number of shares issuable pursuant to any outstanding option under the Plan, shall be adjusted as the Committee shall deem appropriate, in its sole discretion, to preserve unimpaired the rights of the participants. All determinations made by the Committee hereunder shall be conclusive and binding upon the participants.

12.	Effect of Reorganizations

In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of Common Stock),or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called “Reorganizations,” the Committee shall have the right to substitute in any previously granted options, the same kind and amount of securities and property which any participant would then have if such participant had exercised such option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in Section 11 and this Section being continuing and cumulative. In any such event, such options may be exercised or converted, to the extent permitted by their terms, prior to or simultaneously with the consummation of such Reorganization.

13.	Effective Date of Plan

Subject to the approval of the shareholders of the Company, the Plan shall be effective on February 17, 2006. Prior to such approval, options may be granted under the Plan expressly subject to such approval.

14.	Amendment and Termination; Modification

The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (i) no such action shall be taken which impairs the rights of any participant under any outstanding option, without such participant’s consent, and (ii) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

15.	Section 16 Exemption

The Committee shall take all reasonable measures to qualify for the exemption provided by Rule 16b-3 of the Act, the grant and exercise of options to acquire Common Stock by the Plan participants who are subject to Section 16 of the Act. The Committee and the Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule16b-3 under the Act, and any successor provision.

16.	Interpretation

The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be made in the Committee’s sole discretion and shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

Exhibit C

MacDermid, Incorporated
1995 Equity Incentive Plan

1. Purposes. The purposes of the MacDermid, Incorporated 1995 Equity Incentive Plan (the “Plan”) are (a) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”) to provide to its employees the means to acquire a proprietary interest in the Company, in order that such persons will have additional financial incentives to contribute to the Company’s growth and profitability, and (b) to enhance the ability of the Company to attract and retain individuals of outstanding ability upon whom the success of the Company will depend. The Plan is intended to accomplish these goals by enabling the Company to grant awards (“Awards”) in the form of restricted stock, all as more fully described below.

2  Administration. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors of the Company (the “Board). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16B-3(c) under the Securities Exchange Act of 1934, as amended (the “Act”) and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations thereunder. The Committee may adopt such rules and regulations as it may deem necessary of advisable for the administration of the Plan. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

3.  Participants. All officers, directors and employees of the Company shall be eligible to receive Awards and thereby become participants in the Plan. In granting Awards the Committee may include or exclude previous participants in the Plan as the Committee may determine. Receipt of an Award shall in no way be deemed to constitute a consent to or promise of continued employment by the Company.

4.  Shares Subject to the Plan. Subject to adjustment as provided herein, an aggregate of up to 900,000 shares of the Common Stock, without par value per share (the “Common Stock”), shall be available for issuance under the Plan. Such shares may be authorized and unissued shares or shares held in the Company’s treasury. If any Award in respect of shares of Common Stock is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment of any tax obligation on the Award, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such forfeiture or decrease, shall again be available for award under the Plan.

5.  Grant of Awards.

(a)	Subject to the provisions of the Plan, the Committee may award shares of restricted stock to a participant under the Plan. A restricted stock Award entitles the recipient to acquire, for a purchase price equal to or exceeding par value, shares of Common Stock subject to the restrictions described in Section 6 below (“Restricted Stock”). A maximum of 150,000 shares of Restricted Stock may be awarded by the Committee in any year.

(b)	Subject to the provisions of the Plan, the Committee shall determine the persons to whom Awards are to be granted, the size of the Award and all other terms and conditions of the Award. Subject to the terms of the Plan, the Committee may place additional restrictions and/or vesting requirements on any Award as the Committee deems appropriate.

6.  Terms of Restricted Stock.

(a)	A participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

(b)	A participant who receives Restricted Stock will have all rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in this Section 6 and any other conditions imposed by the Committee at the time of grant. If the Committee determines so, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until (i) such shares are free of all restrictions under the Plan, and (ii) the participant provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to the issuance of such shares to the participant.

(c)	Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except to the Company (if the Company agrees to purchase the shares) for an amount equal to the price paid for the shares, for a period of three (3) years from the date of issuance pursuant to an Award; provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any shares prior to the expiration of such three (3) year period.

(d)	If the employment of a holder of shares of Restricted stock is terminated for any reason other than death, retirement in accordance with the Company’s qualified pension plan at or after attainment of age sixty-five (65), or for permanent disability, or involuntary termination without cause, while the shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

(e)	If the employment of a holder of shares of Restricted Stock is terminated for retirement in accordance with the Company’s qualified pension plan at or after attainment of age sixty-five (65), and the Committee, at any time while the shares are subject to the restrictions described in paragraph (c) above, determines that the holder, either before or after termination of the holder’s employment by the Company, (i) has committed an act of misconduct for which he or she could have been discharged for cause by the Company, or (ii) has engaged directly or indirectly, in competition with the Company, whether as an officer, employee, agent, proprietor or otherwise of, or by having any material investment or other material interest in, any business that involves in whole or in part any product or device similar to or competitive with any product or device sold by the Company during the employment of the holder or under active development by the Company at the time of the holder’s cessation of employment, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

       (f)  If the employment of a holder of shares of Restricted Stock is terminated due to Involuntary termination without cause, while the shares are subject to the restrictions  described in paragraph (c) above, the restrictions on such shares shall be deemed to have lapsed in annual installments as follows: one third on the first anniversary of the date of award of such shares and one third on each of the next two anniversaries of such date (reduced in the event of any resulting fraction to the next lowest whole number).

        (g). If the employment of a holder of shares of Restricted Stock is terminated due to death or permanent disability, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall lapse as of the date of such event, and the holder shall be free to dispose of the shares without further restriction.

       (h). The restrictions imposed under this Section 6 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization. Any stock certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.

7.  Shares Subject to the Plan. Subject to adjustment as provided herein, an aggregate of Awards granted under the Plan shall not be effective, unless and until the Plan shall have been duly approved by the shareholders of the Company.

8.  Amendment and Termination. The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (a) no such action shall be taken which impairs the rights of any participant under any outstanding Award, without such participant’s consent, and (b) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

9. Effect of Changes in Common Stock. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be awarded under the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Awards may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Award outstanding at the time of any such action, the number and class of shares subject to such Award shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee in its sole discretion, with the approval of counsel, to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon the participants.

10. Effect of Reorganizations. In case of any one or more reclassifications, changes or exchanges of outstanding shares of common Stock or other stock (other than as provided in Section 11), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of the Company), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called “Reorganizations,” a participant shall have the right, upon any subsequent receipt of shares pursuant to an Award, to acquire the same kind and amount of securities and property which such participant would then have if such participant had received such shares immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in Section 9 and this Section 10 being continuing and cumulative.

Notwithstanding any provision of Section 6 or any foregoing provision of this Section 10 to the contrary, the Committee shall have the right in connection with any Reorganization, upon not less than thirty (30) days’ written notice to the participants, to terminate all outstanding Awards. In connection with such termination, the Committee in its discretion, prior to the effective date of the reorganization, may remove the restrictions from some or all outstanding shares of Restricted Stock.

11.   Change in Control. In the event that at any time after the effective date of the Plan the Company shall have a “Principal Stockholder,” as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs, all restrictions imposed pursuant to Section 6 with respect to shares shall immediately lapse, unless the Board by unanimous vote of members who served as directors before such event and who constitute at least fifty-one (51) percent of the Board determines otherwise.

For purposes of this Section 11, (a) the term “Principal Stockholder” means any corporation, person or other entity (“person”) owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes of this Section 11 as one class; (b) in determining such ownership, a person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its “affiliate” or “associate,” as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the company or (ii) which is its “affiliate” or “associate;”(c) a person shall be deemed to be an “affiliate” of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term “associate” used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

12.  General Provisions.

(a)	Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, any Common Stock or other equity security offered under the Plan to a person subject to Section 16 of the Act may not be sold for at least six months after acquisition.

(b)	Each Award under the Plan shall be evidenced by a writing delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax or regulatory laws and accounting principles.

(c)	The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

(d)	No Award may be transferred other than by will or by the laws of descent and distribution.

(e)	When a participant purchases Restricted Stock pursuant to an Award for a price equal to the par value of the Restricted Stock, the Committee in its discretion may determine that such price has been satisfied by past services rendered by the participant.

13. Interpretation. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

Exhibit D

Shareholder Communication Policy

Statement of Policy:

The Corporate Governance Committee of the Board of Directors of MacDermid, Incorporated (the “Committee”) has determined that it is appropriate to establish a policy and procedures for shareholders to communicate with Directors of the Company. Any such appropriate communication is to be encouraged and welcomed. Therefore, in order to establish an orderly and effective procedure for such communication, the Committee has adopted this policy and established the following procedures.

Communication with Directors:

Any shareholder of the Company desiring to communicate with the Committee, the Board of Directors as a whole, any other Committee of the Board of Directors or any individual Director shall do so in writing by following these procedures:

•
The shareholder should send the written communication to the attention of the Corporate Secretary at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT 06702, along with instructions indicating which Director or group of Directors the communication is for.

•
Any written communication shall bear the name and address of the shareholder sending such communication, and include reasonable proof of the fact that such person is a shareholder of the Company which in the case of a shareholder of record can be a statement indicating such.

•
If the shareholder wishes that such communication be confidential, the communication itself should be sealed in a separate envelope marked “confidential” and the instructions, the name and address of the shareholder and proof of shareholding shall be contained separately from the confidential communication.

•
Upon receipt, by the Corporate Secretary, of an appropriate written communication from a person or entity reasonably established to be a shareholder of the Company, the Corporate Secretary will forward such communication to the Director or group of directors designated.

•
As a further method of communication with the Directors, shareholders are reminded that it is the policy of the Board of Directors that each Director shall attend the annual shareholder meeting unless extenuating or unusual circumstances prevent such attendance. As such, shareholders are encouraged to attend and communicate directly with the Directors at the annual shareholder meeting.

•	The Committee will interpret and administer this Policy in its sole discretion.

Exhibit E

Front

PROXY   MACDERMID, INCORPORATED    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders
May 2, 2006 at 3:00 P.M.,EDT
at MacDermid, Incorporated
245 Freight Street, Waterbury, Connecticut 06702.

The undersigned hereby constitutes and appoints DANIEL H. LEEVER or his designee, attorney and proxy to act on behalf of the undersigned at said meeting and at any adjournment thereof (the “Meeting”), with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at the Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in his discretion upon such other matters as may properly come before the Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING INSTRUCTION CARD
IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Reverse

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A vote FOR items 1 through 4 is recommended by the Board of Directors.

1. Election of Directors
Nominees: Daniel H. Leever, Donald G. Ogilvie, James C. Smith, Joseph M. Silvestri, T. Quinn Spitzer and Robert L. Ecklin.

FOR WITHHOLD FOR ALL (Except Nominee(s)
[ ] [ ] [ ] written below)

FOR AGAINST ABSTAIN
[ ] [ ] [ ]

2. Approval and adoption of the MacDermid, Incorporated Stock Option Plan dated February 17, 2006.
FOR AGAINST ABSTAIN
[ ] [ ] [ ]

3. Approval of the proposed amendment for the 1995 Equity Incentive Plan.
FOR AGAINST ABSTAIN
[ ] [ ] [ ]

4. In their discretion, upon any other matters as may properly come before the meeting.
AUTHORITY AUTHORITY ABSTAIN
GRANTED WITHHELD
[ ] [ ] [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.

Dated:____________________, 2006

Signature(s)_____________________________

      _____________________________
NOTE:Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.

[Space is provided for a mailing label containing
the shareholder’s name, address, account number,
CUSIP number, sequence number and number of shares.]